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                                                         Exhibit 23







                 CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Parker Drilling Company on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345) of our report dated
October 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of Parker Drilling Company and subsidiaries as of August 31, 1998 and 1997, and for the years ended August 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                      /s/ PricewaterhouseCoopers LLP
                                      PricewaterhouseCoopers LLP




Tulsa, Oklahoma
October 22, 1998

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